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                                                                 EXHIBIT 99.1

NEWS RELEASE

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FOR IMMEDIATE RELEASE

                     EDUCATION ALTERNATIVES' SHAREHOLDERS APPROVE
                 MERGER AGREEMENT WITH SUNRISE EDUCATIONAL SERVICES;
        THE TESSERACT-Registered Trademark- GROUP TO BECOME NEW CORPORATE NAME

                       REFORMULATED BUSINESS STRATEGY POSITIONS
                      THE TESSERACT-Registered Trademark- GROUP
                   AS AN INTEGRATED EDUCATIONAL MANAGEMENT COMPANY

     MINNEAPOLIS, Dec. 18 -- Shareholders of Education Alternatives, Inc. (Nasdaq: EAIN), operator of TESSERACT-Registered Trademark- Schools, today approved an agreement under which Sunrise Educational Services, Inc. (Nasdaq:
SUNR and SUNRP) will merge into a wholly-owned subsidiary of Education Alternatives, forming an integrated educational management company.

     Shareholders also approved a change in the company's name to THE TESSERACT GROUP, INC. The name change, along with a change in the company's Nasdaq trading symbol to TSST, will be effective Jan. 1, 1998.

     John T. Golle, chairman and chief executive officer, said, "We are very pleased to move forward with this important business combination with Sunrise Educational Services, which is the first step of our reformulated business strategy for the future."

     Sunrise Educational Services, founded in 1980, is a Scottsdale, Ariz.-based child care provider operating 33 preschool centers primarily in the State of Arizona. Sunrise has expanded into the operation of private schools and has a management contract to operate public charter schools that have recently opened in 16 of its Arizona centers.

     "In early 1997 we developed an integrated business strategy for future growth that capitalizes on our company's experience in education management and our foundation of financial resources and operating infrastructure," Golle said. "Our strategy focuses on our core competencies of curriculum development, personnel selection and training, and the delivery of high quality educational services. We are now beginning to implement that strategy to become a leading provider of high-value, proprietary educational services across a broad spectrum from preschool to post-secondary education.

     "In the area of post-secondary education, we announced early today that we have entered into a definitive purchase agreement to acquire the stock of Academy of Business College (ABC), a privately held Phoenix, Ariz.-based post-secondary career college. This acquisition, which is subject to the completion of a 30-day due diligence review, would enable our company to offer a truly integrated preschool through

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post-secondary education service in a geographically concentrated area.  ABC is accredited by the North Central Association of Colleges and Schools, and in addition to offering a broad range of traditional business courses, is an Authorized Academic Training Provider (AATP) for Microsoft, offering comprehensive training to students preparing for various Microsoft certifications.

     "Now that the Sunrise merger has been approved by our shareholders, we are acknowledging the transformation of our company by incorporating the name of our widely recognized and highly successful private TesseracT Schools. This appropriately reflects our new focus on proprietary educational offerings, and our name will now help to reinforce our reformulated strategy. We are excited about what this change represents and about our preparedness to cross the threshold into a new era of growth and success for our company," Golle said.

     In 1986, the company introduced and implemented the TesseracT model of teaching which is based on the "best practices" in education, founded on the belief that every child can learn effectively when the school environment and instructional practices are focused on the student.

     "We are now, with Sunrise, the largest provider of preschool to grade 12 educational services in the State of Arizona, and with the acquisition of ABC would expand that offering to include post-secondary education -- the full spectrum of educational services that is envisioned in our strategic plan.

     "Long-term, we plan to expand our integrated educational services on a state-by-state, geographically focused basis. By leveraging our existing expertise and resources, benefiting from the synergy created in offering a continuum of educational services, and guided by clearly defined criteria, we believe that we can achieve predictable educational and financial outcomes. We are poised and ready, and we possess all of the necessary resources to grow rapidly and achieve long-term financial success." Golle said.

     Founded in 1986, the company currently owns and operates four private TESSERACT Schools -- one each in Minnesota, New Jersey, Indiana and Arizona. Sunrise Educational Services, which will become a wholly-owned subsidiary, operates 33 preschool centers, primarily in Arizona, and has expanded into the operation of private and public charter schools. Together, THE TESSERACT GROUP now operates 37 schools in 7 states serving over 5,000 students.

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12/18/97